AMENDMENT TO THE INVESTMENT SUBADVISORY AGREEMENT

This Amendment to the Investment Subadvisory Agreement effective as of May 23, 2005 (the "Agreement") by and among Vantagepoint
Investment Advisers, LLC, a Delaware limited liability company
("Client"), Legg Mason Capital Management, Inc., a Maryland corporation
("Subadviser"), and The Vantagepoint Funds, a Delaware statutory trust shall be effective as of January 1, 2009.

      WHEREAS, the Client, Subadviser and The Vantagepoint Funds
entered into the Agreement for the management of the Vantagepoint
Growth Fund, a series of The Vantagepoint Funds;

      WHEREAS, the Client, Subadviser and The Vantagepoint Funds
desire to further amend the Agreement as set forth below.

      NOW, THEREFORE, in consideration of the mutual covenants
herein set forth, the parties hereto agree as follows:

1.  Schedule A (Fee Schedule).  Schedule A (Fee Schedule)
shall be replaced in its entirety with the schedule attached to this
Amendment.

2. All other provisions of the Agreement, as previously amended, remain in full force and effect.

3. Unless otherwise defined in this Amendment, all terms
used in this Amendment shall have the same meaning given to them in the Agreement.

4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, THE PARTIES HERETO EXECUTE THIS AGREEMENT:

 THE VANTAGEPOINT FUNDS, on behalf of the Vantagepoint
 Growth Fund

 By:
  Angela Montez, Secretary
The Vantagepoint Funds

  Date: January __, 2009

 Approved by:
   Wayne Wicker, Chief Investment Officer
   Vantagepoint Investment Advisers, LLC

 Date: January __, 2009

      VANTAGEPOINT INVESTMENT ADVISERS, LLC

 By:
  Angela Montez, Assistant Secretary
  ICMA Retirement Corporation

 Date: January __, 2009

      Approved by:
      Wayne Wicker, Chief Investment Officer
    Vantagepoint Investment Advisers, LLC

 Date: January __, 2009

 LEGG MASON CAPITAL MANAGEMENT, INC.

 By:

 Title: ______

 Date: January __, 2009

Schedule A

VANTAGEPOINT INVESTMENT ADVISERS, LLC

VANTAGEPOINT GROWTH FUND

Fee Schedule
For

Legg Mason Capital Management, Inc.

The Subadviser's quarterly fee shall be calculated based on the average daily net asset value of the assets under the Subadviser's management as provided by the Clientor Custodian, at Client's discretion, based on the following annual rate.

0.32 percent

  (d)(93)

20915614.1

20915614.1

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